Exhibit 25.1

________________________________________________________________________________
________________________________________________________________________________

                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

             STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT
              OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)  x
                                                            ----

                         PNC BANK, NATIONAL ASSOCIATION
               (Exact Name of Trustee as Specified in its Charter)

                                 NOT APPLICABLE
                        (Jurisdiction of incorporation or
                    organization if not a U.S. national bank)

                                   25-1197336
                      (I.R.S. Employer Identification No.)

                                  One PNC Plaza
          Fifth Avenue and Wood Street, Pittsburgh, Pennsylvania  15222
               (Address of principal executive offices - Zip code)

          F. J. Deramo, Vice President, PNC Bank, National Association
          27th Floor, One Oliver Plaza, Pittsburgh, Pennsylvania  15222
                                 (412) 762-3666
            (Name, address and telephone number of agent for service)

                      ALEXANDER & ALEXANDER SERVICES INC.
               (Exact name of obligor as specified in its charter)

                                    Maryland
         (State or other jurisdiction of incorporation or organization)

                                    52-0969822
                      (I.R.S. Employer Identification No.)

                           1185 Avenue of the Americas
                            New York, New York 10036
               (Address of principal executive offices - Zip code)

                                 DEBT SECURITIES
                       (Title of the indenture securities)
______________________________________________________________________________
______________________________________________________________________________




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Item 1.  General information.

     Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               Comptroller of the Currency                  Washington, D.C.
               Federal Reserve Bank of Cleveland            Cleveland, Ohio
               Federal Deposit Insurance Corporation        Washington, D.C.

          (b)  Whether it is authorized to exercise corporate trust powers.

               Yes.  (See Exhibit T-1-3)


Item 2.  Affiliations with obligor and underwriters.

     If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

          Neither the obligor nor any underwriter for the obligor is an affiliate of the trustee.

Item 3 through Item 14.

     PNC Bank, National Association is not presently the trustee for any outstanding securities of the obligor. Consequently, the obligor currently is not in default under any of its outstanding securities for which PNC Bank, National Association is trustee. Accordingly, responses to Items 3 through 14 of Form T-1 are not required pursuant to Form T-1 General Instructions B.

Item 15.  Foreign trustee.

     Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under the indentures qualified or to be qualified under the Act.

          Not applicable (trustee is not a foreign trustee).


Item 16.  List of exhibits.

     List below all exhibits filed as part of this statement of eligibility.

     Exhibit T-1-1  -    Articles of Association of the trustee, with all
                         amendments thereto, as presently in effect, filed as
                         Exhibit 1 to Trustee's Statement of Eligibility and
                         Qualification, Registration No. 33-58107 and incorporated herein by reference.




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     Exhibit T-1-2  -    Copy of Certificate of the Authority of the Trustee to
                         Commence Business, filed as Exhibit 2 to Trustee's Statement of Eligibility and Qualification, Registration No. 2-58789 and incorporated herein by reference.

     Exhibit T-1-3  -    Copy of Certificate as to Authority of the Trustee to
                         Exercise Trust Powers, filed as Exhibit 3 to Trustee's
                         Statement of Eligibility and Qualification,
                         Registration No. 2-58789, and incorporated herein by reference.

     Exhibit T-1-4  -    The By-Laws of the trustee, as presently in effect,
                         filed as Exhibit 4 to Trustee's Statement of Eligibility and Qualification, Registration No. 33-
                         58107 and incorporated herein by reference.

     Exhibit T-1-5  -    The consent of the trustee required by Section 321(b)
                         of the Act.

     Exhibit T-1-6  -    The copy of the Balance Sheet taken from the latest
                         Report of Condition of the trustee published in response to call made by Comptroller of the Currency under Section 5211 U.S. Revised Statutes.


                                      NOTE

    The answers to this statement, insofar as such answers relate to (a) what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or are owners of 10% or more of the voting securities of the obligor, or are affiliates or directors or executive officers of the obligor, and (b) the voting securities of the trustee owned beneficially by the obligor and each director and executive officer of the obligor, are based upon information furnished to the trustee by the obligor and also, in the case of (b) above, upon an examination of the trustee's records.

While the trustee has no reason to doubt the accuracy of any such information furnished by the obligor, it cannot accept any responsibility therefor.






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                         Signature appears on next page




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                                    SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, PNC Bank, National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Pittsburgh, and Commonwealth of Pennsylvania on _______, 1996.

                                   PNC BANK, NATIONAL ASSOCIATION
                                   (Trustee)


                                   By   /s/ F. J. Deramo
                                       ___________________________________
                                             F. J. Deramo
                                             Vice President

                                                  EXHIBIT T-1-5


                               CONSENT OF TRUSTEE


     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, in connection with the proposed issuance by SunTrust Banks, Inc. of Debt Securities, we hereby consent that reports of examination by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange

Commission upon request therefor.

                                   PNC BANK, NATIONAL ASSOCIATION
                                   (Trustee)


                                   By  /s/ F. J. Deramo
                                       ___________________________________
                                             F. J. Deramo
                                             Vice President


Dated:  ________, 1996

                                                           EXHIBIT T-1-6



                           SCHEDULE RC - BALANCE SHEET
                                      FROM
                               REPORT OF CONDITION
               Consolidating domestic and foreign subsidiaries of
                         PNC BANK, NATIONAL ASSOCIATION
                   of PITTSBURGH in the state of PENNSYLVANIA
                           at the close of business on

                                 December 31, 1995
                        filed in response to call made by
                          Comptroller of the Currency,
                 under title 12, United States Code, Section 161
                               Charter Number 540
                Comptroller of the Currency Northeastern District


                                  BALANCE SHEET

                                                       Thousands
                                                       of Dollars
                                                       ----------

                                     ASSETS

Cash and balances due from depository institutions
     Noninterest-bearing balances and currency and coin . . . .
                                                                $ 2,019,599
     Interest-Bearing Balances  . . . . . . . . . . . . . . . .      22,485
Securities
     Held-to-maturity securities  . . . . . . . . . . . . . . .           0
     Available-for-sale securities  . . . . . . . . . . . . . .   9,164,163
Federal funds sold and securities purchased under
     agreements to resell in domestic offices of the
     bank and of its Edge and Agreement subsidiaries,
     and in IBFs:
     Federal funds sold . . . . . . . . . . . . . . . . . . . .     901,850
     Securities purchased under agreements to resell  . . . . .           0
Loans and lease financing receivables:
     Loans and leases, net of unearned income    $28,171,241
     LESS:  Allowance for loan and lease losses      619,314
                                                 -----------
     Loans and leases, net of unearned income,
          allowance and reserve . . . . . . . . . . . . . . . .  27,551,927
Trading assets .........................  . . . . . . . . . . .      18,119
Premises and fixed assets (including capitalized leases)  . . .     541,132
Other real estate owned   . . . . . . . . . . . . . . . . . . .      53,572
Investments in unconsolidated subsidiaries and
     associated companies   . . . . . . . . . . . . . . . . . .      25,744
Customers' liability to this bank on acceptances
     outstanding                                                     46,283
Intangible assets     . . . . . . . . . . . . . . . . .             904,829
Other assets                                                        655,756
                                                                -----------

     Total Assets                                              $ 41,905,459
                                                                ===========






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                                   LIABILITIES

Deposits:
     In domestic offices  . . . . . . . . . . . . . . . . . . . $24,542,031
          Noninterest-bearing                    $ 6,153,961
          Interest-bearing                        18,388,070
     In foreign offices, Edge and Agreement subsidiaries,
          and IBFs    . . . . . . . . . . . . . . . . .             951,828
          Noninterest-bearing                      $     659
          Interest-bearing                           951,169
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
     Edge and Agreement subsidiaries, and in IBFs:
          Federal funds purchased . . . . . . . . . . . . . . .   2,200,847
          Securities sold under agreements to repurchase  . . .   1,340,116
Demand notes issued to U.S. Treasury  . . . . . . . . . . . . .
                                                                    500,820
Trading Liabilities . . . . . . . . . . . . . . . . . . . . . .          59
Other borrowed money
     With original maturity of one year or less . . . . . . . .   7,012,404
     With original maturity of more than one year . . . . . . .     789,299
Mortgage indebtedness and obligations under
     capitalized leases . . . . . . . . . . . . . . . . . . . .       4,868
Bank's liability on acceptances executed and outstanding  . . .      46,283
Subordinated notes and debentures   . . . . . . . . . . . . . .     500,014
Other liabilities                                                   545,612
                                                               ------------
Total liabilities                                                38,433,999


                                 EQUITY CAPITAL

Common Stock                                                         30,950
Surplus. . . . . . . . . . . . . . . . . . . . . . . . . . .      1,527,094
Undivided profits and capital reserves  . . . . . . . . . . . .
                                                                  1,927,929
Net unrealized holding gains (losses) on
     available-for-sale securities  . . . . . . . . . . . . . .    (14,513)

Total equity capital  . . . . . . . . . . . . . . . . . . . . .
                                                                  3,471,460
                                                                -----------

Total liabilities and equity capital  . . . . . . . . . . . . .
                                                               $ 41,905,459
                                                                ===========